                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BTG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   (BTG LOGO)

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030

                                                                   July 15, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 annual meeting of BTG, Inc. (the "Company") on Wednesday, August 5, 1998, at 10:00 a.m. at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of three directors, each for a three-year term;
(ii) ratification of the appointment of the Company's independent auditors;
(iii) a shareholder proposal, if it is presented at the meeting; and (iv) any other business as may properly come before the meeting. The official Notice of Meeting, proxy statement, and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     It is important that your shares be represented at the 1998 annual meeting, whether or not you are personally able to attend. You are urged to complete, sign, and mail the enclosed proxy card as soon as possible.

                                          Sincerely,

                                          /s/ EDWARD H. BERSOFF
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030
                                 (703) 383-8000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 5, 1998

     NOTICE IS HEREBY GIVEN that the 1998 annual meeting of shareholders (the "Annual Meeting") of BTG, Inc. (the "Company" or "BTG") will be held on Wednesday, August 5, 1998, at 10:00 a.m. at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, for the following purposes:

     1) To elect three directors, each for a three-year term;

     2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1999;

     3) To consider and take action on a shareholder proposal, if it is presented at the meeting; and

     4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to the Company's bylaws, the Board of Directors has fixed June 15, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of BTG common stock as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by BTG.

                                          By order of the Board of Directors of
                                          BTG, Inc.

                                          /s/ EDWARD H. BERSOFF
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

Fairfax, Virginia
July 15, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 5, 1998

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of BTG, Inc., a Virginia corporation ("BTG" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, August 5, 1998, at 10:00 a.m. at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, and any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to BTG in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (i) FOR THE ELECTION OF EACH OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS, EACH FOR A THREE-YEAR TERM; (ii) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS; AND (iii) AGAINST THE SHAREHOLDER PROPOSAL, IF IT IS PRESENTED AT THE ANNUAL MEETING. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. BTG is not aware of any such matters that are proposed to be presented at its Annual Meeting.

     The cost of soliciting proxies in the form enclosed herewith will be borne by BTG. In addition to the solicitation of proxies by mail, directors, officers and regular employees of BTG, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. BTG may request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this proxy statement will be mailed to shareholders on or about July 15, 1998.

     The securities which can be voted at the Annual Meeting consist of shares of common stock (no par value) ("Common Stock") of BTG. Each share entitles its owner to one vote on each matter presented to the shareholders. The Board of Directors has fixed June 15, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to vote at the Annual Meeting. On the Record Date, there were approximately 317 record holders of Common Stock and the number of shares outstanding as of that date was 8,782,496. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Shareholders' votes will be tabulated by a representative of First Union National Bank of North Carolina, which has been appointed by the Board of Directors to act as inspector of election for the Annual Meeting. Under Virginia corporate law and the Company's bylaws, directors are elected by a plurality of votes of shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Company's Articles of Incorporation or bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. For purposes of that tabulation, abstentions and broker non-votes have no effect on the vote.

     The presence of a shareholder at the Annual Meeting will not automatically revoke the shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of BTG a written notice of revocation, by delivering to BTG a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            ------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 1 AND 2 OF THIS PROXY STATEMENT,
                      AND AGAINST THE PROPOSAL IN ITEM 3.
                            ------------------------

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 15, 1998 by: (i) each director and nominee for director; (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers, each of whose total annual salary and bonus exceeded $100,000 during the year ended March 31, 1998, and one additional individual for whom disclosure would have been required, but for the fact that he was not an executive officer as of March 31, 1998 (the "Named Executive Officers"); (iii) all persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; and (iv) all directors and executive officers as a group. Under the rules of the Securities and Exchange Commission ("SEC"), a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                          NUMBER OF        PERCENT OF COMMON
                        NAME                               SHARES          STOCK OUTSTANDING
                        ----                              ---------        -----------------
Edward H. Bersoff, Chairman, President, Chief
  Executive Officer, and Acting Chief Financial
  Officer(1)........................................      1,327,246              15.11%
Heartland Advisors, Inc.(2).........................      1,249,500              14.23
Wellington Management Co., LLP(3)...................        840,800               9.57
Donald M. Wallach, Director(4)......................        293,312               3.34
Clifton Y. Bumgardner, Senior Vice President(5).....        175,314               2.00
Marilynn D. Bersoff, Senior Vice President(6).......         99,488               1.13
Randall C. Fuerst, Senior Vice President(7).........         55,037             *
John M. Hughes(8)...................................         14,496             *
Alan G. Merten, Director(9).........................         14,254             *
Ruth M. Davis, Director(10).........................         14,090             *
Earle C. Williams, Director(11).....................          7,600             *
Raymond T. Tate, Director(12).......................          9,985             *
Ronald L. Turner, Director(13)......................          3,000             *
Steven W. Baldwin(14)...............................            654             *
All directors and executive officers as a group (15
  persons)(15)......................................      2,143,716              24.41

---------------
  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) The address of Dr. Bersoff, and each other officer and director of BTG, is c/o BTG, Inc., 3877 Fairfax Ridge Road, Fairfax, Virginia 22030. The number of shares listed does not include (i) 22,667 additional shares issuable upon the exercise of options granted by the Company which are not exercisable within 60 days of June 15, 1998; (ii) 92,487 shares of Common Stock and 15,500 shares of Common Stock underlying options (7,001 of which are exercisable within 60 days of June 15, 1998) owned by Marilynn D. Bersoff, Dr. Bersoff's wife; and (iii) 5,750 shares of Common Stock owned by Dr. Bersoff's mother. Dr. Bersoff has no shares of Common Stock underlying options granted by the Company which are exercisable within 60 days of June 15, 1998.

 (2) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, WI 53202.

 (3) The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

 (4) Includes (i) 4,500 shares of Common Stock underlying options granted by the Company, which are exercisable within 60 days of June 15, 1998; (ii) 114,130 shares held in joint tenancy with Shoshana Wallach, Mr. Wallach's wife; and (iii) 47,050 shares held by Wallach Associates, Inc. Employee Profit Sharing Plan Trust, in which Mr. Wallach has a majority interest.

 (5) Includes 9,001 shares of Common Stock underlying options granted by the Company, which are exercisable within 60 days of June 15, 1998. Does not include 11,333 additional shares issuable upon the exercise of options granted by the Company, which are not exercisable within 60 days of June 15, 1998.

 (6) Includes 7,001 shares of Common Stock underlying options granted by the Company, which are exercisable within 60 days of June 15, 1998. Does not include (i) 8,499 additional shares issuable upon the exercise of options granted by the Company, which are not exercisable within 60 days of June 15, 1998; and (ii) 1,327,246 shares of Common Stock and 22,667 shares of Common Stock underlying options granted by the Company which are not exercisable within 60 days of June 15, 1998, which are owned by Edward H. Bersoff, Marilynn Bersoff's husband.

 (7) Includes 6,167 shares of Common Stock underlying options granted by the Company, which are exercisable within 60 days of June 15, 1998. Does not include 13,333 additional shares issuable upon the exercise of options granted by the Company, which are not exercisable within 60 days of June 15, 1998.

 (8) Includes 3,834 additional shares issuable upon the exercise of options granted by the Company, which are exercisable within 60 days of June 15, 1998. Does not include 11,166 additional shares issuable upon the exercise of options granted by the Company, which are not exercisable within 60 days of June 15, 1998. As of May 15, 1998, the Company no longer employed Mr. Hughes, who had been Chief Financial Officer.

 (9) Includes 2,000 shares of Common Stock underlying options granted by the Company which are exercisable within 60 days of June 15, 1998.

(10) Includes 4,000 shares of Common Stock underlying options granted by the Company which are exercisable within 60 days of June 15, 1998.

(11) Includes 1,000 shares of Common Stock underlying options granted by the Company which are exercisable within 60 days of June 15, 1998. Mr. Williams was appointed to the Board effective February 3, 1998.

(12) Includes 4,000 shares of Common Stock underlying options granted by the Company which are exercisable within 60 days of June 15, 1998.

(13) Includes 3,000 shares of Common Stock underlying options granted by the Company which are exercisable within 60 days of June 15, 1998.

(14) Represents only those shares reported on Mr. Baldwin's SEC Form 5 dated February 17, 1998. As of February 6, 1998, the Company no longer employed Mr. Baldwin, who had been a Senior Vice President.

(15) Includes only incumbent officers and directors on March 31, 1998, and includes 54,671 shares of Common Stock issuable upon the exercise of options granted by the Company, which are exercisable within 60 days of June 15, 1998.

                             ELECTION OF DIRECTORS
                                   (ITEM ONE)

     The Company's Board of Directors consists of seven members. The directors serve three-year terms, which are staggered to provide for the election of approximately one-third of the Board of Directors each year. At the Annual Meeting, Ronald L. Turner, Alan G. Merten, and Earle C. Williams each will be nominated for three-year terms. (Mr. Williams was appointed by the Board of Directors, in February of 1998, to serve in the Board seat vacated by the resignation of James V. Kimsey.) Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the three nominee directors listed below. The Board of Directors believes that each nominee will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. There is no cumulative voting for election of directors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality vote.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting, and other directors whose terms do not expire until subsequent annual meetings.

                                                                                 FOR TERM TO
                   NAME                     AGE    POSITION    DIRECTOR SINCE      EXPIRE
                   ----                     ---    --------    --------------    -----------
Ronald L. Turner..........................  51     Director         1995            2001
Alan G. Merten............................  56     Director         1996            2001
Earle C. Williams.........................  68     Director         1998            2001

     Ronald L. Turner is currently President and Chief Operating Officer of Ceridian Corporation ("Ceridian"), an information services company. From 1993 to 1997 he served as the President and Chief Executive Officer of Computing Devices International, a defense electronics business that was sold by Ceridian in 1997. From 1987 to 1993 he served as President and Chief Executive Officer of GEC-Marconi Electronic Systems Division. Mr. Turner also currently serves on the board of FLIR Systems, Inc.

     Alan G. Merten became the President of George Mason University on July 1, 1996. From 1989 until accepting this position, he served as Dean of the Johnson Graduate School of Management at Cornell University. Dr. Merten currently serves on the boards of Smith Barney Concert Investment Series, Comshare, Inc., and INDUS International, Inc.

     Earle C. Williams served as President and Chief Executive Officer of BDM International, Inc. from 1972 until his retirement in 1992 and as a Director of that company from 1972 through 1997. Mr. Williams is presently a member of the Board of Directors of GAMMA-A Technologies, Inc., GTS Duratek, Inc., and The Parsons Corporation. He is also a director of the Potomac Knowledgeway Project, the Wolftrap Foundation for the Performing Arts, and the Auburn University Foundation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

CONTINUING DIRECTORS

                                                                                  FOR TERM
                                                                                     TO
            NAME              AGE           POSITION           DIRECTOR SINCE      EXPIRE
            ----              ---           --------           --------------     --------
Ruth M. Davis...............  69            Director                1986            1999
Raymond T. Tate.............  74            Director                1988            1999
Donald M. Wallach...........  63            Director                1982            2000
Edward H. Bersoff...........  55     Chairman of the Board,         1982            2000
                                        President, Chief
                                     Executive Officer, and
                                     Acting Chief Financial
                                            Officer

     Ruth M. Davis is Chair of The Aerospace Corporation, a government-chartered, not-for-profit corporation, and has served since 1981 as President and Chief Executive Officer of the Pymatuning Group, Inc., which specializes in industrial modernization strategies and technology management. Dr. Davis also currently serves on the boards of Air Products and Chemicals, Inc., Consolidated Edison Company of New York, Inc., Ceridian Corporation, Premark International, Inc., Varian Associates, Inc., and Tupperware. She served as Assistant Secretary of Energy for Resource Applications from 1979 to 1981 and as a Deputy Undersecretary of Defense for Research and Advanced Technology from 1977 to 1979.

     Raymond T. Tate has served since 1979 as President of Raymond Tate Associates, Inc., a technology consulting firm. From 1994 to October 1996, he served as Chairman of the Board, President, and Chief Executive Officer of Ashton Technology Group, Inc., a technology company primarily involved in financial transactions and neural network research and development activities. He is a former Deputy Assistant Secretary of the Navy and a former Deputy Director of the National Security Agency.

     Donald M. Wallach has served since 1965 as the President of Wallach Associates, Inc., a professional recruiting and employment counseling firm which recruits primarily executive and technical professionals in the fields of defense, electronics, intelligence, computer science, and information technology.

     Edward H. Bersoff has served as the Company's President, Chief Executive Officer, and Chairman of the Board of Directors since the Company's founding in 1982 and Acting Chief Financial Officer since May 1998. From 1975 until 1982, he was employed by CTEC, Inc., a provider of systems integration services, serving first as Vice President, then Executive Vice President, and later as President. Previously, he was employed by Logicon, Inc., a provider of advanced technology systems and services to national security, civil, and industrial clients, and the National Aeronautics and Space Administration, in Cambridge, Massachusetts. Dr. Bersoff serves as a director of Phillips Business Information, Inc., Government Technology Services, Inc., and the American Electronics Association, and is a trustee of the Eugene and Agnes Meyer Foundation. He is the husband of Marilynn D. Bersoff, Secretary and Senior Vice President for Administration of the Company.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors acts as the nominating committee for selecting nominees for election as directors. The Company's bylaws permit shareholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. The bylaws also permit shareholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company no later than 90 days prior to the date of the anniversary of the immediately preceding annual meeting. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3.6 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. No such nominations have been received in connection with the Annual Meeting. One shareholder proposal was received. It is discussed under Item 3, below.

     The members of the Organization and Compensation Committee of the Company's Board of Directors (the "Compensation Committee") during most of fiscal 1998 were Messrs. Tate, Wallach, and Kimsey, all of whom are non-employee directors. (Mr. Kimsey resigned from the Board and was succeeded on the Committee by Dr. Merten effective March 23, 1998.) The Compensation Committee has authority over, and performs all the duties related to, compensation of the management of the Company, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits, and all other matters relating to employee compensation, including administering the Company's 1995 Employee Stock Option Plan (the "Option Plan"), the Directors Stock Option Plan, and the 1997 Non-Employee Director Stock Purchase Plan. The Compensation Committee met two times in fiscal 1998.

     The members of the Audit Committee of the Company's Board of Directors during most of fiscal 1998 were Drs. Davis and Merten and Mr. Turner, all of whom are non-employee directors. (Dr. Merten was succeeded on the Committee by Mr. Williams effective March 23, 1998.) The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the results and scope of the annual audit and other services provided by the Company's independent auditors, and reviews the adequacy of the Company's internal accounting controls. In fiscal 1998, the Audit Committee met seven times.

     During the 12 months ended March 31, 1998, the Board of Directors held ten meetings. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive quarterly payments of $3,000, and fees of $2,000 per Board of Directors meeting and $1,000 per committee meeting attended. Attendance via telephone is compensated at one-half of the normal rate. The directors also receive reimbursement for reasonable expenses incurred in attending meetings.

     The Company has adopted a Directors Stock Option Plan (the "Directors Option Plan"). Under that plan, options to purchase up to an aggregate of 100,000 shares of Common Stock are available for grants to directors of the Company who are not officers or employees of the Company or any subsidiary of the Company (each an "Eligible Director"). On August 30, 1995, the effective date of the Directors Option Plan (the "Effective Date"), each Eligible Director then serving on the Board of Directors was granted an initial option to purchase shares of Common Stock, the number of which varied depending upon each Eligible Director's years of service as a director of the Company, as follows: (1) more than seven years of service -- 2,500 shares; (2) between three and seven years of service -- 2,000 shares; (3) between zero and three years of service -- 1,500 shares; and (4) no years of service -- 1,000 shares. The Directors Option Plan provides that each Eligible Director whose commencement of service is after the Effective Date is granted an initial option to purchase 1,000 shares of Common Stock as of the date of the Eligible Director's commencement of service. An Eligible Director is also granted an additional option to purchase 1,000 shares of Common Stock for each year that the Eligible Director continues to be an Eligible Director. The Directors Option Plan will terminate in 2006, unless terminated at an earlier date by the Board of Directors. During fiscal 1998, no directors exercised options to purchase shares under the Directors Option Plan.

     The Company also has adopted a Non-Employee Director Stock Purchase Plan (the "Director Purchase Plan"). Under that plan, non-employee directors may elect to have their fees as directors retained by the Company and used to purchase shares of Common Stock of the Company. Generally, retained fees are accumulated during the period commencing on April 1 of each year and ending March 31 of the following year (the "Accumulation Period"). The purchase price for each share (the "Purchase Price") is the fair market value of the Common Stock on the first or last trading day of such Accumulation Period, whichever is lower. Under the Director Purchase Plan, 100,000 shares of Common Stock are available for purchase by non-employee directors of the Company. During the Accumulation Period ending March 31, 1998, five directors had elected to purchase an aggregate of 6,068 shares under the Director Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1998, the Company paid Wallach Associates, Inc. $10,500 for professional recruiting services. The common stock of Wallach Associates, Inc. is wholly owned by Donald M. Wallach, a director of BTG.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid to the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                       FOR THE       ANNUAL COMPENSATION     SECURITIES
                                     FISCAL YEAR     --------------------    UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION     ENDED MARCH 31,   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION
   ---------------------------     ---------------   ---------   --------    ----------    ------------
Edward H. Bersoff................       1998         $398,334    $      0      10,000        $52,146(1)
  Chairman of the Board,                1997          357,007           0       9,000         37,407
  President and Chief Executive         1996          296,194     150,000           0          9,557
     Officer
Randall C. Fuerst................       1998          214,376      50,000       7,000         38,425(1)
  Senior Vice President and             1997          197,113           0       7,000         17,688
  General Manager,
  Systems Engineering
John M. Hughes(2)................       1998          244,376           0       6,000         23,584(1)
  Senior Vice President and             1997          229,548           0       4,000         16,575
  Chief Financial Officer               1996          219,723      40,000           0         10,055
Clifton Y. Bumgardner............       1998          209,584      20,000       6,000         47,394
  Senior Vice President and
  Chief Technical Officer
Steven W. Baldwin(3).............       1998          170,625      58,333      10,000         30,489(1)
  Senior Vice President,
  Technology Systems
Marilynn D. Bersoff..............       1998          184,292      25,000       5,000         19,318(1)
  Senior Vice President and             1997          166,179           0       4,000         13,440
  Secretary                             1996          130,104      40,000           0          8,600

---------------
(1) This amount includes Company contributions under the Company's 401(k) profit sharing plan, Company-paid life insurance premiums, and reimbursement of the cost of uninsured medical expenses, tax preparation, financial planning, and certain legal expenses (capped at $12,000 per year).

(2) As of May 15, 1998, the Company no longer employed Mr. Hughes.

(3) As of February 6, 1998, the Company no longer employed Mr. Baldwin.

STOCK OPTIONS

     Option Grants. The following table contains information with respect to grants of stock options for Common Stock to each of the Named Executive Officers during the year ended March 31, 1998. All such grants were made under the Option Plan. Under the Option Plan, options to purchase up to an aggregate of 1,250,000 shares of Common Stock are available for grants to key employees. As of March 31, 1998, options to purchase 352,500 shares of Common Stock had been granted since the inception of the Option Plan. Of those, options to acquire 14,166 shares had been exercised and options to acquire 295,583 shares were outstanding under the Option Plan. The Company does not have any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                         -----------------------------------------------------------     POTENTIAL REALIZED
                                                                                          VALUE AT ASSUMED
                                                                                            ANNUAL RATE
                         NUMBER OF                                                            OF STOCK
                         SECURITIES   % OF TOTAL SECURITIES                              PRICE APPRECIATION
                         UNDERLYING    UNDERLYING OPTIONS     EXERCISE                    FOR OPTION TERM
                          OPTIONS     GRANTED TO EMPLOYEES      PRICE     EXPIRATION   ----------------------
         NAME            GRANTED(1)      IN FISCAL YEAR       ($/SH)(2)    DATE(3)       5%            10%
         ----            ----------   ---------------------   ---------   ----------     --            ---
Edward H. Bersoff......    10,000              9.7%            $20.08      4/02/02     $56,224       $130,520
John M. Hughes(4)......     6,000              5.8              18.25      4/02/07      71,175        187,245
Randall C. Fuerst......     7,000              6.8              18.25      4/02/07      83,038        218,452
Clifton Y.
  Bumgardner...........     6,000              5.8              18.25      4/02/07      71,175        187,245
Marilynn D. Bersoff....     5,000              4.8              20.08      4/02/02      28,112         65,260
Steven W. Baldwin(5)...     2,500              2.4              18.25      4/02/07      29,656         78,019
                            7,500              7.2             13.375      6/13/07      65,203        171,534

---------------
(1) Except as noted, all options included in this table vest in equal installments over a three-year period beginning April 2, 1999, two years after the date of grant.

(2) The option exercise prices on all options granted under the Option Plan may not be less than 100% of the fair market value of Common Stock on the grant date, as defined in the Option Plan. The options are not subject to any provision that could cause the exercise price to be lowered (other than for anti-dilution purposes).

(3) Under the Option Plan, options can only be exercised so long as the optionee is employed by BTG or a subsidiary of BTG and for three months after termination of employment, but not later than ten years after the grant.

(4) As of May 15, 1998, the Company no longer employed Mr. Hughes.

(5) Mr. Baldwin received two separate option grants in fiscal 1998. Installment vesting of the second of these grants was to have begun June 13, 1999. As of February 6, 1998, the Company no longer employed Mr. Baldwin, and his options terminated.

     Option Exercises and Year-End Value. The following table provides information regarding the exercise of options during the year ended March 31, 1998, as well as the fiscal year-end value of all unexercised options held by the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                             MARCH 31, 1998               MARCH 31, 1998(1)
                              ACQUIRED IN    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
            ----              -----------   --------   -------------   -----------   -------------   -----------
Edward H. Bersoff...........    12,332      $64,115       22,667          8,001        $  2,411        $25,804
John M. Hughes(2)...........     7,500       36,625       12,500          2,500           3,594          3,594
Randall C. Fuerst...........     2,600        8,650       15,667          8,333         122,497         56,659
Clifton Y. Bumgardner.......     2,500        8,125       13,333          7,000           1,916         28,700
Marilynn D. Bersoff.........     4,000       14,320        9,833          5,667             548         22,686
Steven W. Baldwin(3)........         0            0       12,500              0               0              0

---------------
(1) Based on a per share value of $9.1875 on March 31, 1998.

(2) As of May 15, 1998, the Company no longer employed Mr. Hughes.

(3) As of February 6, 1998, the Company no longer employed Mr. Baldwin. His options terminated on May 6, 1998.

EMPLOYMENT AGREEMENTS

     Pursuant to an agreement dated as of October 24, 1997, Edward H. Bersoff serves as the President and Chief Executive Officer of the Company. Dr. Bersoff is paid minimum annual cash compensation of $400,000 and is employed for a term ending on March 31, 2002. This term is automatically extended for successive two-year periods unless written notice to terminate is given at least six months prior to the expiration of the term or any such two-year extension of the term. Dr. Bersoff's minimum annual cash compensation for such two-year extensions will increase by 10% for each such extension. Dr. Bersoff's employment may be terminated by the Board of Directors of the Company for willful and gross misconduct and in the case of death or illness or disability which prevents Dr. Bersoff from substantially fulfilling his duties for a period in excess of six consecutive months. If Dr. Bersoff's employment is terminated because of death or illness or disability, he or his estate, as the case may be, will be paid the cash compensation due Dr. Bersoff for a period of three months following the date of termination. The agreement includes a covenant by Dr. Bersoff not to be involved, directly or indirectly, in a business enterprise that competes with the Company during the term of his employment and for two years thereafter. In addition, under the terms of his employment agreement, Dr. Bersoff will be nominated to serve as a director of BTG during the term of his employment.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised of three non-employee members of the Board of Directors. It has been authorized to oversee the Company's executive compensation program as well as the Option Plan. The committee establishes the salary and option levels for the executive officers of the Company and approves the recommendation of the Chief Executive Officer with respect to other key executive employees of the Company. All decisions by the committee relating to compensation of executive officers and other key employees, including the awarding of stock options, are reviewed by the full Board of Directors.

     The Company's executive compensation program has been designed to attract and retain highly qualified executive personnel in order to enhance the financial strength and profitability of the Company. The Company supports a pay-for-performance policy that rewards individuals for achieving goals that further the long-term plans of the Company. The Compensation Committee is mindful of the need to maintain competitive compensation opportunities while encouraging superlative performance. The program is designed to recruit and retain talented executives who are critical to the Company's long-term success.

     Executive compensation consists of three components: base salary; annual incentive bonus; and stock options. The Compensation Committee reviews base salaries for executive officers annually, prior to the start of each fiscal year. Prior to fiscal year 1997, compensation was reviewed annually before the start of the calendar year. Although base salaries are generally competitive with those of comparable companies, the Compensation Committee's philosophy is to provide a substantial portion of the incentive for performance through incentive bonuses and stock options. Incentive bonuses are paid only to the extent that predetermined corporate, business unit, and individual goals are achieved.

     In order to qualify for an incentive bonus, each key employee must negotiate the terms of a BTG Performance Agreement (BPA) with his or her supervisor. The BPA of the Chief Executive Officer is a reflection of the steps required to be satisfied in implementing the then current five-year strategic plan of the Company. Each executive officer's BPA is geared toward the satisfaction of that portion of the Chief Executive's BPA as is appropriate, thereby linking incentive compensation, in the form of the annual bonus, to the short and long-term goals of the Company. Satisfaction of performance objectives is measured quarterly and serves, along with the fulfillment of predetermined corporate and business unit goals, as the basis for the granting of key employee bonuses.

     To encourage growth and shareholder value, stock options are granted pursuant to the Option Plan to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The Compensation Committee believes that this focuses attention on managing the Company from the perspective of an owner with an equity interest in the business. For fiscal year 1998, the Compensation Committee, in consultation with the entire Board of Directors, determined that a total of $170,000 in incentive bonuses would be paid to the executive officers of the Company. In addition, a bonus of $58,333 was paid to Steven Baldwin in accordance with an agreement dated October 20, 1995, and executed in connection with the acquisition by the Company of Concept Automation, Inc. of America.

     Like all Company employees, the Named Executive Officers participate in the Company's 401(k) Profit Sharing Plan. The Compensation Committee also provides reimbursement for the cost of health care not covered by insurance, tax preparation, financial planning, and legal expenses related to estate planning, adoptions and divorce, to a maximum of $12,000 per year to all senior corporate officers.

     Dr. Bersoff has served in his current capacity as Chairman of the Board, President, and Chief Executive Officer since founding the Company in 1982 and as Acting Chief Financial Officer since May 1998. The Compensation Committee believes that the success of BTG since its founding, and more particularly since going public in December of 1994, has been directly related to Dr. Bersoff's local, regional, and national activities as well as his entrepreneurial abilities. Throughout his term, Dr. Bersoff has served as a leader within the Company as well as within the greater metropolitan Washington business community. The Compensation Committee's general approach in setting the Chief Executive Officer's compensation is to tie a significant portion of his compensation to Company performance, and to seek to be competitive with other companies of similar size in the Company's industry. The Compensation Committee believes that Dr. Bersoff's efforts to implement the Company's plan to restructure its organization and refocus on its core competencies of systems engineering and systems integration justify his salary of $398,334. However, due to the failure to achieve certain of the goals established in his BPA, no incentive bonus was paid for fiscal year 1998. Although Dr. Bersoff's salary for fiscal 1998 represents an 11.6% increase over his salary for fiscal 1997, Dr. Bersoff's combined salary and bonus for fiscal 1998 remain 10.7% lower than his combined salary and bonus for fiscal 1996.

                                          Respectfully submitted,

                                          Organization and Compensation
                                          Committee

                                          Alan G. Merten
                                          Raymond T. Tate
                                          Donald M. Wallach, Chairman

STOCK PERFORMANCE CHART

     The following chart compares the percentage change in the cumulative total shareholder return on the Common Stock since the Company's initial public offering completed in December 1994, with the cumulative total return on the NASDAQ Composite Index and a peer group of companies. The NASDAQ Composite Index is a broad-based, capitalization-weighted index of all NASDAQ stocks. The peer group consists of six companies each of whose business focus is similar to that of the Company. While none of the selected peers offers a range of products and services fully comparable to that of the Company, each is recognized as a provider of high technology electronic, computer and communications equipment and engineering services primarily to the Government and other Government resellers. The returns of each company have been weighted according to its respective stock market capitalization for the purpose of arriving at a peer group average. Dividends paid by those peer companies that pay dividends are assumed to be reinvested at the end of the ex-dividend month without any transaction cost. The members of the peer group are as follows: American Management Systems, Incorporated, Analysis and Technology, Inc., CACI International, Inc., GRC International, Inc., Microdyne Corporation, and Nichols Research Corp. This list differs from the peer group used in prior years. Three of the companies previously listed among the prior peer group -- Computer Data Systems, Inc., Logicon, Inc., and Questech, Inc. -- have been acquired by other companies and their stock is no longer publicly traded. Also deleted is Government Technology Services, Inc., because the Company is no longer in the same line of business as that entity. Accordingly, the Company has restated the results for the old peer group for fiscal year 1997 and has added results for the new peer group as of that year. The comparison assumes $100 was invested on December 23, 1994 in the Company's Common Stock, in the peer group composites, and in the NASDAQ Composite Index, and assumes reinvestment of dividends, as previously described.

        Measurement Period                      Nasdaq Composite          Old                 New
      (Fiscal Year Covered)       BTG, Inc            Index         Peer Group Return    Peer Group Return
12/23/94                             100.00            100.00              100.00               100.00
3/31/95                               96.87            110.34               98.29
3/31/96                              123.43            148.85              153.14
3/31/97                              218.75            166.38              227.38               169.77
3/31/98                              114.84            251.18                                   235.14

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and certain beneficial holders of Common Stock to file reports with the SEC on Forms 3, 4, and 5 to report their ownership of and transactions in Common Stock. During the Company's fiscal year 1998, Alan Merten failed timely to report 1 transaction, and Raymond Tate failed timely to report 2 transactions.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                   (ITEM TWO)

     The Board of Directors has renewed the appointment of KPMG Peat Marwick LLP to act as the Company's independent public accountants for fiscal 1999, subject to ratification by shareholders at the Annual Meeting. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending March 31, 1999. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

     YOUR PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

                              SHAREHOLDER PROPOSAL
                                  (ITEM THREE)

     A shareholder of the Company has advised the Company of his intent to present the following proposal for a vote of the shareholders at the Annual Meeting. The Board of Directors and the Company take no responsibility for this proposal:

            To enhance share value, the shareholders recommend that the Board of Directors explore the possible sale of the Company for cash and/or securities valued at no less than $16.00 (Sixteen Dollars) per share.

     To be adopted, the proposal must be approved by the affirmative vote of the majority of the shares voting on the proposal present in person or represented by proxy at the Annual Meeting. Any shares not voted (by abstention, broker non-vote or otherwise) have no effect on such vote. The proposing shareholder has not submitted a statement in support of the proposal. The name, address, and number of shares of Common Stock owned by the shareholder proponent will be furnished by the Company upon request.

     YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS PROPOSAL.

     Your Board of Directors believes that adopting this proposal would not serve any useful purpose and would be contrary to the best interests of the Company and its shareholders. The Board of Directors and management of the Company are committed to the maximization of shareholder value. The Board of Directors and management are continually reviewing all of the options open to the Company, including the sale, merger, or other disposition of Company assets. However, the Board of Directors and the management believe that it would be counter to the best interests of the Company formally to adopt a resolution that puts the Company up for sale. Such an action could adversely affect the Company's ability to retain and recruit employees of the caliber necessary to compete in the information technology arena. The Board of Directors has previously approved the sale of certain assets of the Company where it believed that such sale was in the best interest of the Company and would result in a maximization of shareholder value. The Board of Directors will continue to exercise its business judgment to make such decisions.

     YOUR PROXY WILL BE VOTED AGAINST THIS PROPOSAL IF IT IS PRESENTED AT THE MEETING, UNLESS YOU SPECIFY OTHERWISE.

          DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE INCLUDED
                               IN PROXY MATERIALS

     Any proposal submitted under SEC Rule 14a-8 for inclusion in next year's annual meeting proxy statement must be received by BTG by April 16, 1999. Any other proposal for consideration by shareholders at next year's annual meeting must be received by BTG by May 7, 1999.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this proxy statement, the Board of Directors of BTG knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                          By order of the Board of Directors of
                                          BTG, Inc.

                                          /s/ EDWARD H. BERSOFF
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

Fairfax, Virginia
July 15, 1998

     COPIES OF THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1998, ACCOMPANY THIS PROXY STATEMENT. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO BTG, INC., ATTENTION: INVESTOR RELATIONS, 3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030, OR BY E-MAIL: INVESTOR@BTG.COM

REVOCABLE PROXY
                                   BTG, INC.
                3877 FAIRFAX RIDGE ROAD FAIRFAX, VIRGINIA 22030

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 1998, AND AT ANY ADJOURNMENT THEREOF.

    The undersigned, being a shareholder of BTG, Inc. (the "Company"), hereby appoints Edward H. Bersoff as proxy and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190 on August 5, 1998 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

1. Proposal to elect the following three nominees for Director, each for a three-year term expiring at the 2001 Annual Meeting:

        Ronald L. Turner        Alan G. Merten        Earle C. Williams

    [ ] FOR all the nominees listed above.

    [ ] WITHHOLD AUTHORITY to vote for the following nominee(s):

2. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1999:
                    [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

3. Proposal submitted by a shareholder, as set forth in the Proxy Statement, if it is presented at the Annual Meeting:
                    [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

4. To vote in its discretion, upon any other business that may properly come before that Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Meeting, management is not aware of any other matters which should come before the Annual Meeting:
             (Continued and to be signed and dated on reverse side)

                         (continued from reverse side)
    The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BTG, Inc. called for August 5, 1998, and a Proxy Statement prior to signing this Proxy.

[ ] I PLAN TO ATTEND THE AUGUST 5, 1998 ANNUAL SHAREHOLDERS MEETING

                                          Dated:                          , 1998
                                                --------------------------

                                          --------------------------------------
                                                        SIGNATURE

                                          Note: Please sign exactly as your name
                                          appears on this proxy. Only one
                                          signature is required where the stock
                                          is held jointly. When signing in a
                                          representative capacity, please give
                                          title.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3, IF PRESENTED AT THE MEETING, AT THE DISCRETION OF THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.